Exhibit 10.12

NOTE EXTENSION AND MODIFICATION AGREEMENT

THIS NOTE AND EXTENSION MODIFICATION AGREEMENT (“Agreement”) is entered into by and between JILCO INDUSTRIES, INC., a California corporation (“Payor”) and MILL EQUITIES CO, a California General Partnership (“Payee”).

Payor and Payee do hereby mutually acknowledge and agree that Payor is presently liable to Payee for the indebtedness represented by a certain Revolving Demand promissory note payable to TRACO dated November 10, 1995 in the original principal amount of TEN THOUSAND DOLLARS ($10,000.00) (“Note”) with interest accruing on the unpaid principal balance at the rate of 11% per year. Payee is the successor-in-interest of TRACO. Payee has advanced Payor substantial additional funds since the date of the Note. Payor and Payee previously orally agreed to extend the initial maturity date of December 31, 1997. On that date Payor and Payee agreed to modify the interest rate to 8% per year. Said Note was not paid on December 31, 1997. Interest on the unpaid principal balance has continued to accrue and additional advances under the Note have been paid to Payor through October 31, 2003. Payor has requested Payee to again extend the maturity date of said Note and Payor is willing to do so.

NOW, THEREFORE, FOR VALUABLE CONSIDERATION IN HAND

RECEIVED, the parties hereto, and each of them, do hereby agree that effective as of the date hereof, the unpaid principal portion of the Note and all unpaid accrued interest, if any, shall be all due and payable on July 31, 2007.

Nothing contained herein shall be deemed to affect the obligation of Payor regarding the payment of interest accrued on the Note through the date hereof, or to affect any obligations of Payor under the Note, except as set forth herein.

IN WITNESS WHEREOF, the parties hereto, and each of them, have executed this Agreement as of the date set forth below but effective as of the 31st day of December, 1997.

JILCO INDUSTRIES, INC.
a California corporation

Date: August 29, 2006	By	/s/ Martha J. Kretzmer
Martha J. Kretzmer
President
“Payor”
MILL EQUITIES CO, a California General Partnership
By: Leonard M. Ross, Trustee of the
Leonard M. Ross Revocable Trust
u/d/t 12-20-85, Partner

Date: August 29, 2006		/s/ Leonard M. Ross
Leonard M. Ross, Trustee
“Payee”